EXHIBIT 10.2

SETTLEMENT AGREEMENT AND RELEASE

RE:	WORKERS COMP PREMIUM CLAIMS BWC PREMIUM CLAIMS c/o State of Ohio vs. BMPS, Inc
Account No: 10019688
Risk No: 1570005-0
Case No: JL-12-507995

WITNESSETH:

That each of the parties hereto, in consideration of payment in the sum of $56,501.05 by BMPS, Inc . (“BMPS”), or by General Employment Enterprises, Inc. (“GEE”), on BMPS’s behalf, to WORKERS COMP PREMIUM CLAIMS BWC PREMIUM CLAIMS (“BWC”) c/o State of Ohio on or before April 15, 2013.

BWC and its agents, attorneys, representatives and assigns, hereby releases, acquits and forever discharges BMPS, Inc., Triad Personnel Services, Inc. (“Triad”), and GEE, and any and all of their respective predecessors, successors, subsidiaries, affiliates, past and present officers, directors, and shareholders, employees, agents, insurers, attorneys, representatives and assigns (collectively, the “BMPS Affiliates”) from any and all claims, rights, demands, actions, causes of action, debts and liabilities, whether fixed or contingent, matured or unmatured, anticipated or unanticipated, known or unknown, arising out of or in any way connected with any successor claim involving RFFG of Cleveland, LLC and Ameritemps owed to the BWC and/or BWC Policy/Risk No. 1570005-01.

This settlement agreement and release does not release or include RFFG of Cleveland, LLC and Ameritemps or any of the successors in interest to RFFG of Cleveland, LLC or Ameritemps other than BMPS, Triad and GEE and the BMPS Affiliates.

The parties hereto agree that in making this release, each party is relying upon its own judgment, belief, and knowledge as to all aspects of its losses, damages, claims and causes of action and demands or possible claims that it may have, and that each party is not relying on representations or statements made by any of the persons or entities hereby released or anyone representing them or employed by them.

It is further understood and agreed that the payment of $56,501.05 and the execution of this release is not to be construed as an admission of liability on the part of any party to this agreement, liability being by all parties hereto expressly denied.  This settlement is a settlement of all claims that were or could have been brought by BWC against BMPS regarding any successor claim involving RFFG of Cleveland, LLC and Ameritemps owed to the BWC and/or BWC Policy/Risk No. 1570005-01.  The above referenced State Judgment lien against BMPS shall be released.

This agreement may be signed in counterparts. All such counterparts taken together shall constitute a single agreement.

All agreements and understandings between the parties hereto are contained within this release and expressed herein, and the terms of this release are contractual and not a mere recital.

The undersigned state that they have read the foregoing release and fully understand it and further warrant and represent that they have full authority and capacity to execute this release on behalf of their respective principal.

Dated this ____________ day of ______________________, 20_____.

WORKERS COMP PREMIUM CLAIMS BWC
PREMIUM CLAIMS c/o State of Ohio

By:

Its

Dated this ____________ day of ______________________, 20_____.

BMPS, Inc

By:

Its